Exhibit 99.2

Quantenna Communications
Fourth Quarter and Fiscal Year 2016

Financial Commentary
February 13, 2017
Key Financial Metrics from the Quarter
● Revenue of $37.5 million grew 48% Y/Y
● Gross margin 51.5%
● GAAP operating margin 0.9%
● Non-GAAP operating margin 3.2%
● GAAP EPS $0.00
● Non-GAAP diluted EPS $0.03
● Cash from operations $0.6 million
● Cash & equivalents $117 million
● DSO 35 days, down 11 days Q/Q
● Annualized inventory turns 4.6x down from 6.7x Q/Q
Key Financial Metrics from FY2016
● Revenue of $129.1 million grew 54% Y/Y
● Gross margin 49.9%
● GAAP operating margin (0.6%)
● Non-GAAP operating margin 1.8%
● GAAP EPS ($0.30)
● Non-GAAP EPS $0.04
● Cash from operations $2.3 million
● Capital expenditures $2.7 million
First Quarter FY 2017 Guidance
● Revenue: $34.5 - $36.5 million
● Non-GAAP gross margin: 48% - 50%
● Non-GAAP OPEX: down 5% - 10% Q/Q
● Stock based compensation: $1.8 million
● Tax: $0.3 expense in addition to a 3-7% long-term rate
● GAAP EPS: ($0.05) - ($0.03)
● Non-GAAP EPS: $0.00 - $0.02

Key Highlights from the Quarter

● Commenced shipping production quantities of
our QSR10G Wave 3 products, which we released in September 2015.
● Announced industry's first 802.11ax Wi-Fi
chipset, the QSR10G-AX.
● Priced IPO of 6.7 million shares at a price of
$16, raising approximately $100 million, net of
underwriters discounts and commissions and the overallotment.
● Record high gross margin of 51.5%
● Received the "Most Respected Private
Semiconductor Company" award at the 2016 GSA Awards Ceremony on December 8th.

Financial Results Call and Webcast
Our Q4 and 2016 financial results webcast and call
will commence on February 13, 2017 at 2:00 p.m.
PT (5:00 p.m. ET). The webast may be accessed at
http://ir.quantenna.com/.

An archive of the webcast will be available for 90
days from the date of this release.

Quantenna Communications, Inc.
Revenue Segmentation by WiFi Technology
(in percentage of revenue, unaudited)
	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016
802.11n	63%	41%	37%	43%	37%	19%	29%	15%
802.11ac Wave 2	27%	47%	52%	47%	61%	80%	71%	84%
802.11ac Wave 3 (10G)	—%	—%	—%	—%	—%	—%	—%	1%
Total Semi Revenue	90%	87%	89%	90%	98%	99%	100%	100%
Other	10%	13%	11%	10%	2%	1%	—%	—%
Total Revenue	100%	100%	100%	100%	100%	100%	100%	100%

February 13, 2017	Quantenna Q4 and Fiscal 2016 Financial Results	Page 1 of 5

Quantenna Communications, Inc.
Consolidated Statements of Operations (GAAP)
(in thousands, unaudited)
	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016
Revenue	$18,384	$18,171	$21,806	$25,412	$24,437	$33,035	$34,105	$37,492
COGS	9,831	8,903	11,395	12,425	12,534	16,671	17,247	18,188
Gross Margin	8,553	9,268	10,411	12,987	11,903	16,364	16,858	19,304
GM % of revenue	46.5%	51%	47.7%	51.1%	48.7%	49.5%	49.4%	51.5%
R&D	9,762	8,681	7,587	9,545	10,227	11,524	11,162	13,691
S&M	1,848	1,681	1,490	1,625	1,630	1,769	2,172	2,520
G&A	1,427	1,305	1,178	1,302	1,562	2,993	3,248	2,757
OPEX	13,037	11,667	10,255	12,472	13,419	16,286	16,582	18,968

OPEX % of revenue	70.9%	64.2%	47.0%	49.1%	54.9%	49.3%	48.6%	50.6%
Operating Income (loss)	$(4,484)	$(2,399)	$156	$515	$(1,516)	$78	$276	$336
OpInc % of revenue	-24.4%	-13.2%	0.7%	2%	-6.2%	0.2%	0.8%	0.9%
Interest & Other Income (loss)	(259)	(221)	(188)	(50)	(182)	(291)	(241)	10
Pretax Income (loss)	(4,743)	(2,620)	(32)	465	(1,698)	(213)	35	346
Taxes	16	21	40	38	17	21	14	314
Tax Rate	0%	-1%	-125%	8%	-1%	-10%	40%	91%
Net Income (loss)	(4,759)	(2,641)	(72)	427	(1,715)	(234)	21	32

Consolidated Statements of Operations (Non-GAAP )
(in thousands, unaudited)
	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016
Revenue	$18,384	$18,171	$21,806	$25,412	$24,437	$33,035	$34,105	$37,492
COGS	9,829	8,901	11,393	12,422	12,531	16,668	17,238	18,170
Gross Margin	8,555	9,270	10,413	12,990	11,906	16,367	16,867	19,322
GM % of revenue	46.5%	51%	47.8%	51.1%	48.7%	49.5%	49.5%	51.5%
R&D	9,679	8,611	7,515	9,468	10,126	11,402	10,931	13,234
S&M	1,651	1,485	1,464	1,599	1,600	1,739	2,112	2,392
G&A	1,335	1,203	1,065	1,163	1,392	2,262	2,514	2,494
OPEX	12,665	11,299	10,044	12,230	13,118	15,403	15,557	18,120
OPEX % of revenue	68.9%	62.2%	46.1%	48.1%	53.7%	46.6%	45.6%	48.3%
Operating Income (loss)	(4,110)	(2,029)	369	760	(1,212)	964	1,310	1,202
OpInc % of revenue	-22.4%	-11.2%	1.7%	3%	-5%	2.9%	3.8%	3.2%
Interest & Other Income (loss)	(259)	(221)	(188)	(50)	(182)	(291)	(241)	10
Pretax Income (loss)	(4,369)	(2,250)	181	710	(1,394)	673	1,069	1,212
Taxes	16	21	40	38	17	21	14	314
Tax Rate	0%	-1%	22%	5%	-1%	3%	1%	26%
Net Income (loss)	$(4,385)	$(2,271)	$141	$672	$(1,411)	$652	$1,055	$898

GAAP to Non-GAAP Reconciling Items
(in thousands, unaudited)
	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016
Stock Based Compensation
COGS	$2	$2	$2	$3	$3	$3	$9	$18
R&D	83	70	72	77	101	122	231	457
S&M	197	196	26	26	30	30	60	128
G&A	92	102	113	139	170	731	734	263
Total	$374	$370	$213	$245	$304	$886	$1,034	$866

February 13, 2017	Quantenna Q4 and Fiscal 2016 Financial Results	Page 2 of 5

Quantenna Communications, Inc.
Consolidated Balance Sheet & Cash Flows
(in thousands, unaudited)
	Q1 2016	Q2 2016	Q3 2016	Q4 2016
Period Ending	Mar 27 '16	Jun 26 '16	Sep 25 '16	Jan 01 '17
Assets
Current assets
Cash and cash equivalents	$20,744	$16,943	$17,822	$117,045
Accounts receivable	13,569	20,813	17,306	14,480
Inventory	7,259	7,449	10,268	15,820
Restricted Cash	—	1,500	1,559	59
Prepaid expenses and other current assets	1,743	1,666	1,842	2,411
Total current assets	43,315	48,371	48,797	149,815
Property and equipment, net	2,828	3,548	3,842	4,742
Other assets	178	1,311	2,443	232
Total assets	$46,321	$53,230	$55,082	$154,789
Liabilities, Redeemable Convertible Preferred Stock, and
Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$5,927	$3,778	$6,038	$7,776
Accrued liabilities and other current liabilities	7,517	10,626	11,910	11,801
Loan obligations, current portion	3,552	2,102	2,218	2,257
Total current liabilities	16,996	16,506	20,166	21,834
Loan obligations, long term portion	1,386	7,967	4,342	3,680
Other long term liabilities			578	527
Convertible preferred stock warrant liability	265	300	364	—
Total liabilities	18,647	24,773	25,450	26,041

Convertible preferred stock	184,704	184,704	184,704	—

Stockholders’ equity (deficit)
Common stock	—	—	—	3
Additional paid-in capital	4,364	5,381	6,534	290,319
Accumulated deficit	(161,394)	(161,628)	(161,606)	(161,574)
Total stockholders’ equity (deficit)	(157,030)	(156,247)	(155,072)	128,748
Total liabilities, conv prfrd stock and stockholders’ equity (deficit)	$46,321	$53,230	$55,082	$154,789

Cash flows from operating activities
Net income (loss)	$(1,715)	$(234)	$22	$32
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities
Depreciation and amortization	269	268	343	398
Stock-based compensation expense	304	886	1,009	866
Stock issued for services	—	—	25	—
Non-cash interest expense	34	(4)	110	182

February 13, 2017	Quantenna Q4 and Fiscal 2016 Financial Results	Page 3 of 5

Remeasurement of preferred stock warrant liability	10	35	64	(22)
Changes in assets and liabilities
Accounts receivable	2,148	(7,244)	3,507	2,826
Inventory	148	(190)	(2,819)	(5,552)
Prepaid expenses and other current assets	(315)	273	(241)	(618)
Other assets	4	(59)	71	(66)
Accounts payable	10	(3,599)	2,453	2,940
Accrued liabilities	1,900	3,109	1,127	(379)
Net cash provided by (used in) operating activities	2,797	(6,759)	5,671	607
Cash flows from investing activities
Restricted cash	—	(1,500)	(59)	1,500
Purchase of property and equipment	(14)	(612)	(995)	(1,103)
Net cash provided by (used in) investing activities	(14)	(2,112)	(1,054)	397
Cash flows from financing activities
Proceeds from issuance of common stock, net of issuance cost	53	35	697	406
Proceeds from initial public offering, net of issuance costs	—	—	—	97,483
Principal payments on debt	(942)	(1,769)	(554)	(551)
Other	—	6,804	(3,881)	881
Net cash provided by (used in) financing activities	(889)	5,070	(3,738)	98,219
Net increase (decrease) in cash and cash equivalents	1,894	(3,801)	879	99,223
Cash and cash equivalents
Beginning of period	18,850	20,744	16,943	17,822
End of period	20,744	16,943	17,822	117,045

February 13, 2017	Quantenna Q4 and Fiscal 2016 Financial Results	Page 4 of 5

Quantenna Communications, Inc.
Non-GAAP Financial Measures
In addition to GAAP reporting, Quantenna provides information regarding income, gross margin and operating expenses on a non-GAAP basis. This non-GAAP information excludes stock-based compensation expense, which the Company’s management believes is not reflective of the Company’s underlying performance. These non-GAAP measures are used by the Company’s management for purposes of evaluating the underlying operating performance of the Company, establishing internal budgets, comparing performance with internal forecasts and goals, strategic planning, benchmarking against other companies, and to provide a more consistent basis of comparison and to enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial tables included in this press release.

Forward-Looking Statements
This Financial Commentary contains forward-looking statements based on Quantenna’s current expectations, including statements regarding Quantenna’s financial results for the fourth quarter and fiscal year 2016 ended January 1, 2017, expected future business and financial performance, growth opportunities, product technologies and customer relationships. The words "believe," "estimate," "expect," "intend," "anticipate," "plan," "project," "will" and similar phrases as they relate to Quantenna are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Quantenna and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: adjustments to the preliminary financial results reported for the fourth quarter and fiscal year 2016 in connection with completion of the final closing process and procedures and preparation of our annual report of Form 10-K, risks that Quantenna may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; ability to accurately predict future revenue and expenses; challenges developing new and leading edge products on a timely basis that achieve market acceptance; ability to attract and retain customers and service providers; dependence on a limited number of products and customers; intense market competition; intellectual property litigation risks; political uncertainty; potential changes in tax and other laws affecting Quantenna’s business; risks associated with acquisitions and divestitures; product liability risks; potential cancellation of customer orders; difficulties managing international operations; risks that Quantenna may not be able to manage strains associated with its growth; dependence on key personnel; stock price volatility; dependence on, and geographic concentration of, contract manufacturers, assembly and test providers, and other vendors that subject Quantenna's business and results of operations to risks of natural disasters, epidemics, war and political unrest; the cyclical nature of the semiconductor industry; and other factors that are detailed in the Securities and Exchange (“SEC”) filings of Quantenna Communications, Inc., which you may obtain for free at the SEC’s website at http://www.sec.gov. Quantenna disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Quantenna Communications
Quantenna is a global leader and innovator of leading-edge performance Wi-Fi solutions. Quantenna introduced the world's first 10G Wi-Fi technology for a new generation of access points in home, enterprise and public spaces and continues to innovate. Quantenna's Wi-Fi solutions offer superior performance, and establish benchmarks for speed, range, efficiency and reliability. With MAUI, Quantenna's cloud-based Wi-Fi analytics platform that complement its chipset solutions, service providers can deliver real-time, automated Wi-Fi monitoring, optimization, and self-healing to their customers around the clock to help achieve the best Wi-Fi experience. Quantenna is Wi-Fi perfected. For more information, visit www.quantenna.com. Follow us on Facebook, LinkedIn and Twitter.

February 13, 2017	Quantenna Q4 and Fiscal 2016 Financial Results	Page 5 of 5